UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 24, 2009
Newell Rubbermaid Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Glenlake Parkway, Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 770-418-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-1.1
EX-4.2
EX-5.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6

Item 1.01 Entry into a Material Definitive Agreement.
Convertible Senior Notes
On March 30, 2009, Newell Rubbermaid Inc. (the “Company”) completed a registered underwritten public offering of $345 million aggregate principal amount of its 5.50% convertible senior notes due 2014 (the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated March 24, 2009, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Friedman, Billings, Ramsey & Co., Inc.
The sale of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-149887), including the prospectus supplement dated March 24, 2009 (the “Prospectus Supplement”) to the prospectus contained therein dated March 25, 2008, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).
The Company issued the Notes under an indenture dated as of November 1, 1995 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of March 30, 2009 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)), as trustee (the “Trustee”). The Base Indenture and the Supplemental Indenture (including the form of Notes) are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated herein by reference. Terms of the Indenture and the Notes issued pursuant to the Indenture are described in the section of the Prospectus Supplement relating to the Notes entitled “Description of Notes”, which is incorporated herein by reference. The following description of the Notes and the Indenture is a summary and is not meant to be a complete description of the Notes and the Indenture. This description is qualified in its entirety by reference to the detailed provisions of the Indenture.
The Notes bear interest at a rate of 5.50% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2009. The Notes will mature on March 15, 2014, unless earlier repurchased by the Company or converted. The Notes are convertible in certain circumstances and during certain periods (as described in the Supplemental Indenture) at an initial conversion rate of 116.1980 shares of common stock per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $8.61 per share), subject to adjustment in certain circumstances as set forth in the Supplemental Indenture. The initial conversion price represents a conversion premium of 30% over the closing price of our common stock on March 24, 2009 of $6.62 per share. The Notes are convertible under certain circumstances and during certain periods into (i) cash, up to the aggregate principal amount of the Notes subject to conversion and (ii) cash, shares of the Company’s common stock or a combination thereof (at the Company’s discretion) in respect of the remainder (if any) of the Company’s conversion obligation.
Upon a fundamental change (as described in Section 3.01 of the Supplemental Indenture), holders may require the Company to repurchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Notes are not redeemable at the Company’s option prior to maturity.
The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or a principal subsidiary, the principal amount of the securities together with any accrued and unpaid interest thereon will automatically be and become immediately due and payable.
In connection with the issuance and sale by the Company of the Notes as described in response to Item 1.01 of this Current Report, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-149887) relating to the Notes offering: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report), (ii) the Base Indenture (Exhibit 4.1 to this Current Report), (iii) the Supplemental Indenture (Exhibit 4.2 to this Current Report) and (iv) the legal opinion of Schiff Hardin LLP (Exhibit 5.1 to this Current Report).
Convertible Note Hedge and Warrant Transactions
In connection with the offering of the Notes, on March 24, 2009, the Company entered into convertible note hedge transactions (the “Note Hedge Transactions”) and warrant transactions (the “Warrant Transactions”) with counterparties that are affiliates of the representatives of the underwriters of the Notes. The Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to the Notes, approximately 40.09 million shares of the Company’s common stock. Under the warrant transactions, we have sold to the counterparties warrants to purchase, subject to customary anti-dilution adjustments, up to approximately 40.09 million shares of the Company’s common stock.
The Note Hedge Transactions are expected generally to reduce the potential dilution upon future conversion of the Notes by providing the Company with the option, subject to certain exceptions, to acquire shares of the Company’s common stock or the cash value thereof or a combination thereof upon settlement of conversion of the Notes. However, the Warrant Transactions will result in dilution to the extent that the market value of the Company’s common stock, as measured during the measurement period at maturity under the terms of the warrants, exceeds the strike price of the warrants, which is initially $11.585 per share, subject to customary anti-dilution adjustments. The net cost of the Note Hedge Transactions to the Company, after being partially offset by the proceeds from the sale of the warrants, was approximately $36.22 million.

Pursuant to the Note Hedge Transactions, if the Company notifies the counterparties of any conversion of the Notes, the counterparties are required to deliver to the Company, in most circumstances, the number of shares of the Company’s common stock that the Company is obligated to deliver to the holders of the Notes with respect to the conversion, or the cash value thereof, or a combination of cash and common stock, in each case in the proportions delivered to the holders on such conversion.
The warrants expire over a period of seventy-five trading days beginning on June 13, 2014 and are European-style warrants (exercisable only upon expiration). For each warrant that is exercised, the Company will deliver to the counterparties a number of shares of the Company’s common stock equal to the amount by which the settlement price exceeds the strike price, divided by the settlement price, plus cash in lieu of fractional shares.
The counterparties to the Note Hedge Transactions and the Warrant Transactions have advised the Company that they or their respective affiliates entered into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the Notes. In addition, the counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or or by selling or purchasing the Company’s common stock in secondary market transactions following the pricing of the Notes and prior to maturity (and are likely to do so during any observation period related to the conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the Notes, which could affect the ability of holders of the Notes to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares and the value of the consideration that a holder will receive upon conversion of the Notes.
The warrants issued pursuant to the Warrant Transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act because the offer and sale did not involve a public offering. There were no underwriting commissions or discounts in connection with the sale of the warrants.
The summary of each of the Note Hedge Transactions and each of the Warrant Transactions is qualified in its entirety by reference to the text of the related agreements, which are included as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
The information required by Item 3.02 relating to the Warrant Transactions is contained in Item 1.01 under the section “Convertible Note Hedge and Warrant Transactions” and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated March 24, 2009, among Newell Rubbermaid Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Friedman, Billings, Ramsey & Co., Inc.

4.1	Indenture dated as of November 1, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (National Association)), as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 3, 1996, File No. 001-09608)

4.2	Supplemental Indenture dated as if March 30, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank N.A. (formerly known as The Chase Manhattan Bank (National Association)) as trustee (including the form of Notes)

5.1	Opinion of Schiff Hardin LLP

10.1	Convertible note hedge transaction confirmation, dated as of March 24, 2009, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.2	Warrant transaction confirmation, dated as of March 24, 2009, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

Exhibit	Description

10.3	Letter Agreement, dated as of March 24, 2009, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.4	Convertible note hedge transaction confirmation, dated as of March 24, 2009, by and between Bank of America, N.A. and the Company

10.5	Warrant transaction confirmation, dated as of March 24, 2009, by and between Bank of America, N.A. and the Company

10.6	Letter Agreement, dated as of March 24, 2009, by and between Bank of America, N.A. and the Company

23.1	Consent of Schiff Hardin LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.
March 30, 2009	By:	/s/ Dale L. Matschullat
		Name:	Dale L. Matschullat
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 24, 2009, among Newell Rubbermaid Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Friedman, Billings, Ramsey & Co., Inc.

4.1	Indenture dated as of November 1, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (National Association)), as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 3, 1996, File No. 001-09608)

4.2	Supplemental Indenture dated as if March 30, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank N.A. (formerly known as The Chase Manhattan Bank (National Association)) as trustee (including the form of Notes)

5.1	Opinion of Schiff Hardin LLP

10.1	Convertible note hedge transaction confirmation, dated as of March 24, 2009, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.2	Warrant transaction confirmation, dated as of March 24, 2009, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.3	Letter Agreement, dated as of March 24, 2009, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.4	Convertible note hedge transaction confirmation, dated as of March 24, 2009, by and between Bank of America, N.A. and the Company

10.5	Warrant transaction confirmation, dated as of March 24, 2009, by and between Bank of America, N.A. and the Company

10.6	Letter Agreement, dated as of March 24, 2009, by and between Bank of America, N.A. and the Company

23.1	Consent of Schiff Hardin LLP (included in Exhibit 5.1)